                                                                      Exhibit 24

                                POWER OF ATTORNEY

        The undersigned hereby appoints David A. Hillman the undersigned's true and lawful attorney-in-fact to:

        o   Execute and file for and on behalf of the  undersigned,  any Form ID and any  reports  on  Forms  3, 4 and 5  (including  any  amendments thereto)  with respect to ownership  of  securities  of Westwood One
            (the  "Company")  that the  undersigned may be required to file with the U.S.  Securities  and Exchange  Commission  in  accordance  with
            Section 16(a) of the  Securities  Exchange Act of 1934 and the rules thereunder;

        o   The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the  undersigned,  is not assuming,  nor  is the  Company  assuming  any of the  undersigned's responsibilities  to  comply  with  Section  16  of  the  Securities
            Exchange Act of 1934.

        o   This Power of Attorney  shall  remain in full force and effect until the  undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company,  unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of April 21, 2009.

                                        /s/ Michael F. Nold
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                                        Signature

                                        Michael F. Nold
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